UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2024

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

The information under “Preliminary Fourth Quarter Update” set forth under Item 7.01 below is incorporated into this Item 2.02 by reference.

Item 7.01Regulation FD Disclosure.

Exchange Offer and Consent Solicitation

On January 23, 2024, Kronos Worldwide, Inc. (the “Company”) announced the launch of an offer (the “Exchange Offer”) to eligible holders of the 3.75% Senior Secured Notes due 2025 (the “Old Notes”) issued by Kronos International, Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, to exchange a portion of their Old Notes for a combination of (a) newly issued 9.50% Senior Secured Notes due 2029 (the “New Notes”) to be issued by the Issuer, and (b) cash. The Old Notes are, and the New Notes will be, guaranteed by the Company and its wholly-owned domestic subsidiaries other than the Issuer. The Issuer’s obligation to complete the Exchange Offer is subject to the satisfaction or waiver of certain conditions, including the receipt of valid tenders, not withdrawn, of at least €275,000,000 principal amount of Old Notes. The maximum principal amount of Old Notes that will be accepted in the Exchange Offer will be €325,000,000, which amount may be reduced to the extent that (i) less than €325,000,000 principal amount of Old Notes are validly tendered and not withdrawn on or prior to an early participation expiration date described in the relevant confidential exchange offer memorandum and (ii) additional New Notes, fungible with the New Notes being issued in the Exchange Offer, are sold in a private offering to qualifying investors (the “Additional New Notes Offering”) in order to redeem Old Notes remaining outstanding as of such date in amounts that would leave €75 million or less principal of Old Notes outstanding after giving effect to such redemptions.

In conjunction with the Exchange Offer, the Issuer has also commenced a consent solicitation (the “Consent Solicitation”) to solicit consents from holders of the Issuer’s Old Notes to certain proposed amendments to the indenture governing the Old Notes that would modify the restrictive covenants contained in the indenture pertaining to the Old Notes in order to conform them to the covenants contained in the indenture pertaining to the New Notes.

The Exchange Offer and Consent Solicitation is being conducted upon the terms and subject to conditions set forth in a confidential offering memorandum delivered to eligible holders. This Current Report on Form 8-K is not an offer to issue or exchange any of the New Notes or Old Notes described herein. The Exchange Offer and Consent Solicitation is being made, and copies of the confidential offering memorandum will only be made available, to a holder of Existing Notes who has certified its status as (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act and who is not a “retail investor” (as defined in the confidential offering memorandum) residing in a member state of the European Economic Area or in the United Kingdom. The Additional New Notes Offering is only being made, and New Notes in such offering will only be sold to, investors meeting the same qualifications. In the event that €325 million or more principal amount of Old Notes are validly tendered for exchange in the Exchange Offer on or prior to the early participation expiration date described in the confidential exchange offer memorandum, the Additional New Notes Offering will be terminated.

On January 23, 2024, the Company issued a press release announcing the Exchange Offer and Consent Solicitation and the Additional New Notes Offering. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in Item 2.02 above or in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, except as shall be expressly set forth by specific reference in such a filing.

Affiliate Borrowing

The Company anticipates that the cash payments to eligible holders participating in the Exchange Offer will be funded through a subordinated, unsecured loan from Contran Corporation, its indirect majority shareholder, in an amount of €50 million or its U.S. dollar equivalent at the time of incurrence (the “Contran-Funded Subordinated Term Loan Indebtedness”). To the extent the proceeds of the Contran-Funded Subordinated Term Loan Indebtedness are not required to fund cash consideration for the Exchange Offer, such proceeds will be used to redeem Old Notes or to pay the fees and expenses of the Exchange Offer. The Company is expected to act as the borrower under the Contran-Funded Subordinated Term Loan Indebtedness with guarantees of its obligations thereunder to be provided by the Issuer and each of the subsidiaries of the Company that guarantee the New Notes, and with the Company providing the proceeds to the Issuer though an intercompany loan. The obligations of the Company and the guarantors under the Contran-Funded Subordinated Term Loan Indebtedness will be unsecured obligations subordinated in right of payment to the New Notes, the Old Notes and the Company’s global revolving credit facility. Interest on the Contran-Funded Subordinated Term Loan Indebtedness will be payable in cash at an interest rate two percent (2%) above the interest rate for the New Notes. The Contran-Funded Subordinated Term Loan Indebtedness will mature five and a half years after its incurrence, will not be subject to any amortization payments and will be prepayable at par beginning on the second anniversary after its incurrence. The covenants in the Contran-Funded Subordinated Term Loan Indebtedness will be substantially similar to those contained in the indenture governing the New Notes.

Preliminary Fourth Quarter Update

In connection with the Exchange Offer and Consent Solicitation, the Company is communicating to eligible holders a preliminary update on its business for the fourth quarter of 2023 and outlook for 2024, as outlined below. The preliminary, unaudited financial information and expectations for 2024 included in this Current Report on Form 8-K are based on information available to management of the Company as of January 23, 2024. It remains subject to change based on management’s ongoing review of the fourth quarter and full year results. The actual results remain subject to the completion of the preparation of management’s and the audit committee’s reviews and the Company’s other financial closing procedures, as well as the completion of the preparation of the Company’s audited consolidated financial results for the year ended December 31, 2023. During that process, management may identify items that would require the Company to make adjustments, which could be material, to the information presented in this Current Report on Form 8-K. While the Company does not expect its actual results for the year ended December 31, 2023 will vary materially from the preliminary, unaudited financial results presented in this Current Report on Form 8-K, there can be no assurance that these estimates will be realized or that the sales, EBITDA or capital expenditure amounts for the three months ended December 31, 2023, or cash balance at the end of that period, will equal or fall within the ranges of the values set forth below. Actual results could be materially different and are affected by the risk factors and uncertainties identified in this Current Report on Form 8-K and those identified in the Company’s filings with the Securities and Exchange Commission. For these or other reasons, the actual results for this period could differ materially from these preliminary estimates.

The Company expects to report net sales for the fourth quarter of 2023 in the range of $390 million to $410 million compared to net sales of $342 million reported in the fourth quarter of 2022. The increase in net sales in the fourth quarter is primarily due to the effects of higher sales volumes in all major markets somewhat offset by lower average TiO2 selling prices in the fourth quarter of 2023 as compared to the fourth quarter of 2022.  TiO2 sales volumes in the fourth quarter of 2023 are expected to be approximately 106,000 metric tons, or 29% higher than the fourth quarter of 2022. TiO2 production volumes in the fourth quarter of 2023 are expected to be approximately 105,000 metric tons, or 15% higher than the fourth quarter of 2022.

The Company expects fourth quarter EBITDA, a non-GAAP financial measure, to be in the range of $5 million to $8 million compared to EBITDA of $(8.2) million for the fourth quarter of 2022 and $(12.7) million for the third quarter of 2023. Fourth quarter 2023 EBITDA is impacted by approximately $7 million of charges related to targeted workforce reductions and an approximately $3 million charge related to the write-off of certain engineering costs included in fixed assets. The Company expects capital expenditures to be in a range of $4 million to $5 million compared to $18.8 million for the fourth quarter of 2022 and $8.2 million for the third quarter of 2023. As of December 31, 2023, the Company had cash, cash equivalents and restricted cash of between $195 million and $205 million, compared with $161.8 million as of September 30, 2023, with total liquidity as of December 31, 2023 inclusive of committed amounts under the Company’s $225 million Global Revolver (availability of which is subject to a borrowing base) of between $420 million and $430 million.

Preliminary 2024 Outlook

The Company expects consumer demand to improve in 2024 and believes that customer destocking of TiO2 is largely complete and customer inventories are historically low. As a result, the Company expects sales volumes in first quarter of 2024 to exceed first quarter 2023 sales volumes.  In this regard the Company is experiencing improved demand in January with sales volumes on track to be the highest in over 18 months.  The Company has increased production rates in line with current and expected near-term improved demand and believes its production volumes in 2024 will be higher than 2023, although below the Company’s currently estimated full practical capacity of 556,000 metric tons. The Company expects pricing pressures as a result of imports from China into the European market to be mitigated in 2024 and believes there is some industry pricing upside in 2024 as a result of improved demand.

The Company expects that steps taken in 2023, including targeted workforce reductions, designed to improve its long-term cost structure will result in approximately $11 million of annual cost savings beginning in 2024. These workforce reductions were primarily focused in selling, general, and administrative areas and are not expected to negatively impact the Company’s production or customer service capabilities. In addition, the Company expects that the implementation of certain ongoing technology innovations and process improvement initiatives will result in approximately $20 million of estimated savings in 2024.

Non-GAAP Financial Information

The Company discloses expected EBITDA, which is also used by the Company’s management to assess the performance of the Company’s TiO2 operations. The Company believes disclosure of EBITDA, taken in conjunction with the Company’s results under GAAP, provides useful information to investors because it allows investors to analyze the performance of the Company’s TiO2 operations in the same way that the Company’s management assesses performance. The Company defines EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization expense.

Because the Company has not yet completed its year-end closing process and because of the forward-looking nature of the estimated EBITDA range presented above for the fourth quarter ended December 31, 2023, management does not have specific quantifications of the amounts that would be required to provide a reconciliation of net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP to EBITDA for the fourth quarter ended December 31, 2023. The Company believes there is a degree of variability with respect to certain of the GAAP measures and certain adjustments made to arrive at the relevant non-GAAP measure that precludes it from providing an accurate preliminary estimate of a GAAP to non-GAAP reconciliation without unreasonable effort or expense. As a result, the Company believes providing estimates of the amounts that would be required to reconcile the range of its expected EBITDA would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above. The Company intends to present its final EBITDA for the three months and year ended December 31, 2023, with a reconciliation to net income (loss), when it releases its earnings report for such period.

Forward-Looking Statements

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential outcome or effect of the Exchange Offer and statements regarding management’s outlook for 2024 including the realization of potential cost savings. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, the following

●	future supply and demand for the Company’s products;
●	the Company’s ability to realize expected cost savings from strategic and operational initiatives;
●	the extent of the dependence of certain of the Company’s businesses on certain market sectors;
●	the cyclicality of the Company’s business;
●	customer and producer inventory levels;
●	unexpected or earlier-than-expected industry capacity expansion;
●	changes in raw material and other operating costs (such as energy and ore costs);
●	changes in the availability of raw materials (such as ore);
●	general global economic and political conditions that harm the worldwide economy, disrupt the Company’s supply chain, increase material and energy costs or reduce demand or perceived demand for the Company’s TiO2 products or impair the Company’s ability to operate its facilities (including changes in the level of gross domestic product in various regions of the world, natural disasters, terrorist acts, global conflicts and public health crises such as COVID-19);
●	operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime, transportation interruptions, cyber-attacks, certain regional and world events or economic conditions and public health crises such as COVID-19);
●	competitive products and substitute products;
●	customer and competitor strategies;
●	potential consolidation of competitors;
●	potential consolidation of customers;
●	the impact of pricing and production decisions;
●	competitive technology positions;
●	potential difficulties in upgrading or implementing accounting and manufacturing software systems;

●	the introduction of trade barriers or trade disputes;
●	fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone and the Canadian dollar and between the euro and the Norwegian krone), or possible disruptions to the Company’s business resulting from uncertainties associated with the euro or other currencies;
●	the Company’s ability to renew or refinance credit facilities;
●	changes in interest rates;
●	the Company’s ability to maintain sufficient liquidity;
●	the ultimate outcome of income tax audits, tax settlement initiatives or other tax matters, including future tax reform;
●	the Company’s ability to utilize income tax attributes, the benefits of which may or may not have been recognized under the more-likely-than-not recognition criteria;
●	environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities);
●	government laws and regulations and possible changes therein including new environmental, health and safety or other regulations (such as those seeking to limit or classify TiO2 or its use); and
●	pending or possible future litigation or other actions; and
●	other factors as set forth in filings the Company makes with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, particularly under the caption “Risk Factors.”

Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K and cautions investors not to place undue reliance on any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1Press Release, dated January 23, 2024, issued by Kronos Worldwide, Inc.

104Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: January 23, 2024	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer